Exhibit 10.102

                    STOCK POWER, BILL OF SALE AND ASSIGNMENT

         THIS AGREEMENT is made as of this the 1st day of November, 2002, from APSC, INC., a Delaware corporation (hereinafter referred to as "APSC"), for the benefit of ECO SYSTEMS HOLDINGS, LLC, a Mississippi limited liability company (hereinafter referred to as the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, APSC is the owner of three hundred thousand one hundred (300,100) shares of capital stock in APS Consulting, Inc., a Texas corporation, d/b/a Eco Systems Consulting (the "Company") constituting all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, APSC desires to transfer and assign to Purchaser all of the APSC's right, title and interest in and to such shares of capital stock of the Company, and Purchaser desires to accept such assignment and transfer.

         NOW, THEREFORE, for and in consideration of the sum of One Hundred and No/100 Dollars ($100.00) and other good and valuable consideration in hand paid and delivered by Purchaser to APSC, the receipt and sufficiency of which are hereby acknowledged, APSC hereby agrees as follows:

         1. Assignment: APSC has assigned, transferred, sold and conveyed, and by these presents does hereby assign, transfer, grant, bargain, sell and convey, to Purchaser, its successors and assigns, all of the issued and outstanding shares of capital stock of the Company (the "Shares"), including without limitation, Certificate No. 1 for one hundred (100) shares of capital stock of the Company and Certificate No. 2 for three hundred thousand (300,000) shares of capital stock of the Company.

         TO HAVE AND TO HOLD the Shares unto Purchaser, its successors and assigns, as set forth above forever.

         APSC does hereby irrevocably constitute and appoint any officer of the Company the attorney-in-fact of the undersigned to transfer the Shares on the books of the Company with full power of substitution in the premises.

         2. Warranty of Title: APSC does hereby warrant that the Shares are free and clear of any and all liens, pledges, security interests, claims, judgments, rights of spouses or other family members, rights of third parties and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, and not subject to any of the provisions of, any shareholders' agreement, agreement restricting sale or transfer, repurchase or redemption agreement, buy-sell agreement, option agreement, proxy agreement, voting trust or similar arrangement, or any other agreement or arrangement relating to the Shares or affecting the rights of the holders thereof, including any of the foregoing which would preclude or require the consent of any person to the transfer pursuant to this Agreement or that gives or might give any person any right to or interest in the Shares.

         3. Other Warranties and Representations: Except as set forth on Exhibit "A" attached hereto and incorporated herein by reference, APSC hereby further warrants and represents to Purchaser that:

                  a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all necessary powers to own, lease and operate its assets and properties and to carry on the business now being conducted by it. The Company is qualified or registered to do business in the State of Alabama and the State of Mississippi.

                  b. The total number of shares of capital stock which the Company is authorized to issue is one million (1,000,000) shares, all of which are classified as common stock, par value $0.01 per share, and the Company is not authorized to issue shares of capital stock of any other class. Three hundred thousand one hundred (300,100) of such shares are issued and outstanding as of the date hereof, all of which have been validly issued and are fully paid and nonassessable, and constitute the Shares as that term is defined herein.

                  c. APSC owns all of the Shares issued and outstanding. APSC has the complete and unrestricted power and authority to sell, transfer and assign to Purchaser the Shares as provided in this Agreement.

                  d. The stock transfer records of the Company accurately and completely show and disclose all issuances, transfers, repurchases, redemptions, cancellations and other transactions involving shares of capital stock of the Company. As of the date hereof, APSC is shown on the stock transfer records of the Company as the owner of record of the Shares. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are owned or held by the Company.

                  e. APSC has the full legal right and authority to enter into this Agreement and to consummate the transfer contemplated herein. Upon execution and delivery of this Agreement, this Agreement will constitute the legal, valid and binding obligation of APSC, enforceable against APSC in accordance with the terms of this Agreement.

                  f. The execution, delivery and performance of this Agreement by APSC does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) to the knowledge of APSC, any existing law, ordinance, or governmental rule or regulation to which APSC or the Company is subject, (b) to the knowledge of APSC, any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to APSC or the Company, (c) the charter documents of the Company, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, or other instrument, document or understanding, oral or written, to which APSC or (to the knowledge of APSC) the Company is a party, by which APSC or (to the knowledge of APSC) the Company may have rights, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of APSC or (to the knowledge of APSC) the Company thereunder.

                  g. APSC has not received notice of any suits, actions, arbitrations or other legal, administrative or other proceedings pending or threatened against or affecting the assets, business or operations of the Company, other than an action involving Stewart Environmental, Inc.

                  h. APSC has not, without the knowledge of either Jeff Allen or James Conners, caused the Company to incur any material liabilities or obligations (whether absolute, contingent or otherwise) relating to its business or assets (including any obligations or liabilities to APSC or its affiliates), except liabilities or obligations incurred in the ordinary course of business.

                  i. To APSC's knowledge, since January 1, 2002, the Company has not authorized any distributions with respect to its shares or any changes in its capital or financial structure, including without limitation by: (a) declaring or paying any dividends, or making any other distributions, to its shareholders, except for a dividend of $143,038 declared effective as of September 30, 2002; (b) redeeming or agreeing to redeem any of its shares; or (c) issuing or agreeing to issue any additional shares of capital stock of any class.

         4. APSC Indemnification: APSC shall, and does hereby agree that it will protect, defend and hold harmless, the Purchaser (which for purposes of this Section shall include the Company, and its employees, and agents) and its successors and assigns (the "Indemnitees") at all times from and against any and in respect to any and all damages, as hereinafter defined. Damages, as used herein, shall include any claims, actions, demands, losses, costs, expenses, obligations, liabilities (joint or several), penalties, charges and damages (including without limitation, reasonable legal, accounting, consulting, engineering, and other fees and expenses) incurred in investigating or in attempting to avoid the same or oppose the imposition thereof that may be imposed or incurred by, or assessed against any of the Indemnitees by or any other party or parties (including, without limitation, any governmental entity) arising out of, or in connection with any breach by APSC of any of the representations, warranties, covenants and agreements of APSC contained in this Agreement. Notwithstanding the provisions of this Section or any other provision of this Agreement, (a) APSC and its affiliates shall not be liable for, and Purchaser will not (and will ensure that its affiliates do not) assert any claim against APSC or its affiliates based on, any event or circumstance that creates or constitutes a breach of one of the representations or warranties made by APSC in this Agreement if (i) such event or circumstance is or was caused or created by Purchaser or its affiliates, or (ii) either Jeff Allen or James Conners had knowledge of such event or circumstance on the date hereof; and (b) the total of all obligations that may arise under this Section and all other provisions of this Agreement (excluding obligations under Section 5) cannot in the aggregate exceed one hundred thousand dollars ($100,000).

         5. Tax Considerations: As used in this Section, "Tax Return" means any return, report, claim for refund, or information return or statement relating to Taxes required to be filed by the Company with any governmental body, including any schedule or attachment thereto, and including any amendment thereof, and "Taxes," means any and all federal, state, foreign and local income, sales, use, franchise, excise, real and personal property, employment (including FICA and other payroll) or any other tax liabilities or similar charges of every kind and nature (including, without limitation, any penalties and/or interest) of or incurred by the Company. APSC shall file and be solely responsible for all Tax Returns required by law to be filed for all periods ending on or before close of business on October 31, 2002 ("Pre-Transition Tax Returns") and all Taxes pursuant to any Pre-Transition Tax Return. Purchaser shall file all Tax Returns required by law to be filed for all periods ending after close of business on October 31, 2002, even if such period includes such date or times prior to such date ("Post-Transition Tax Returns") and all Taxes pursuant to any Post-Transition Tax Return to the extent such Taxes are not attributable to the operations of the Company prior to such date. Despite Purchaser's preparation of any Post-Transition Tax Return, APSC is solely responsible for all Taxes attributable to the operations of the Company before close of business on October 31, 2002. Each of APSC and Purchaser is entitled to receive notice of and participate in any proceeding concerning any actual or alleged Taxes for which it is responsible under to this Section. Each of the parties to this Agreement acknowledge the existence of a tax sharing agreement between the Company and APSC (or an affiliate of APSC) (the "Tax Sharing Agreement"). The parties agree that the Tax Sharing Agreement will terminate as a result of this Agreement, and that the terms and effect of the Tax Sharing Agreement shall be construed in a manner consistent with the provisions of this Section.

         6. Use of Name: APSC agrees that, from and after the date of this Agreement, it will not use, or contest Purchaser's use of, the name "Eco Systems"; provided, however, that APSC may use the name as a means of referring to the disposition of its interest in the Company in connection with its public filings or in similar instances. APSC further hereby assigns any and all rights that it may have in or to the name "Eco Systems" or the use thereof, BUT APSC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, THAT IT POSSESSES ANY SUCH RIGHTS, THAT SUCH RIGHTS CAN BE ASSIGNED, OR THAT, IF ASSIGNED, THE COMPANY WILL HAVE THE SOLE OR ANY RIGHT TO USE THE NAME.

         7. Miscellaneous:

                  (a) This Agreement and the covenants, warranties and representations herein contained shall be binding upon and shall inure to the benefit of Purchaser and its successors and assigns.

                  (b) The covenants and agreements herein contained shall be binding upon and inure to the benefit of the Purchaser, its successors and assigns.

                  (c) Words of any gender used in this Agreement shall be held to include any other gender, and words in the singular number shall be held to include the plural, and vice-versa when the context requires.

                  (d) The captions or titles used throughout this Agreement are for reference and convenience only and shall in no way define, limit or describe the scope of intent of this Agreement.

                  (e) This Agreement shall be construed without regard to any presumption of other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken or eliminated were never included in this Agreement and no implication or reference shall be drawn from the fact that said words or phrases were so stricken or otherwise eliminated.

                  (f) Irrespective of the place of execution, it is the intention of the parties that the laws of the State of Texas should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.


                           [SIGNATURE PAGE TO FOLLOW]



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                    [Signature Page to Stock Power, Bill of Sale and Assignment]

         IN WITNESS WHEREOF, the duly authorized representative of APSC has caused this Assignment to be signed, sealed and delivered as of the day and year first above written.

                                    APSC:

                                    APSC, Inc.


                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    As Its:
                                    --------------------------------------------

                                   EXHIBIT "A"
                                       to
                    Stock Power, Bill of Sale and Assignment